Exhibit 99.1

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

WITH

INDEPENDENT AUDITOR'S REPORT

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Spectrum Tracer Services, LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Spectrum Tracer Services, LLC and its subsidiaries which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of income and comprehensive income, changes in members' equity,  and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.   The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Tracer Services, LLC and its subsidiaries as of December 31, 2016,  and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 11 to the financial statements, the 2016 financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

November 13, 2017

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2016

Assets
Current assets:
Cash	$1,368,790
Accounts receivable	3,125,861
Inventories	3,005,716
Prepaid expenses and other	316,504

Total current assets	7,816,871

Properties and equipment, at cost, net	3,006,241
Other long-term assets	2,500

Total assets	$10,825,612

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$201,972
Current portion of notes payable	534,592
Accrued liabilities	238,636
Capital lease obligations due within one year	215,175

Total current liabilities	1,190,375

Capital lease obligations due after one year	61,051
Notes payable, long term	1,203,546
Deferred compensation	784,153

Total liabilities	3,239,125

Members' equity:
Members' equity	7,584,881
Accumulated other comprehensive income -
foreign currency translation adjustment	1,606

Total members' equity	7,586,487

Total liabilities and members' equity	$10,825,612

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

Year ended December 31, 2016

Revenues, net	$18,868,632

Costs and expenses:
Cost of revenues	9,298,694
Selling, general and administrative	7,675,970
Depreciation and amortization	910,925

Total costs and expenses	17,885,589

Income from operations	983,043

Other income (expense):
Interest expense	(105,820)
Other income	134,551

Other income (expense), net	28,731

Income before taxes	1,011,774

Foreign income tax expense	132,989

Net income	878,785

Other comprehensive income:
Foreign currency translation adjustment	(42,525)

Comprehensive income	$836,260

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY

Year ended December 31, 2016

		Accumulated
		Other
	Membership	Comprehensive	Total
	Interests	Income	Equity

Balance, December 31, 2015	$8,230,942	$44,131	$8,275,073

Net income	878,785	-	878,785

Distributions to members	(1,524,846)	-	(1,524,846)

Foreign currency translation adjustment	-	(42,525)	(42,525)

Balance, December 31, 2016	$7,584,881	$1,606	$7,586,487

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2016

Cash Flows from Operating Activities
Net income	$878,785
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	910,925
Amortization of debt issuance cost	1,720
Loss on disposition of properties and equipment	1,232
Bad debt expense	136,906
Deferred compensation	658,263
Change in assets and liabilities:
Receivables	(729,461)
Inventories	(863,294)
Prepaid expenses and other	(85,044)
Accounts payable	(98,727)
Accrued expenses	(1,957,577)
Net cash used in operating activities	(1,146,272)
Cash Flows from Investing Activities
Purchases of properties and equipment	(349,157)
Proceeds from sales of properties and equipment	63,821
Net cash used in investing activities	(285,336)
Cash Flows from Financing Activities
Proceeds from borrowings on notes payable	2,166,482
Principal payments on notes payable	(419,746)
Payment of debt issuance costs	(10,318)
Payments on capital lease obligations	(508,298)
Distributions to members	(1,524,846)
Net cash used in financing activities	(296,726)
Effect of exchange rate on change in cash	(42,525)
Net decrease in cash	(1,770,859)
Cash, beginning of year	3,139,649
Cash, end of year	$1,368,790
Noncash Investing and Financing Activity
Vehicles acquired under capital leases	$55,689
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$105,820
Cash paid for income taxes	$88,325

See notes to consolidated financial statements.

SPECTRUM TRACER SERVICES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Note 1 – Organization, Business and Summary of Significant Accounting Policies

Organization and business

Spectrum Tracer Services, LLC,  (the Company) an Oklahoma limited liability company (LLC), is in the business of producing radioactive, chemical and oil soluble tracers and providing tracing services used by oil and gas operators to determine hydraulic fracture efficiencies and reservoir diagnostics.  As an LLC, members are not personally liable for any debts, liabilities or obligations of the Company beyond their equity in the Company.  The Company will continue in existence until it is liquidated or dissolved in accordance with the Operating Agreement and the State of Oklahoma Limited Liability Company Act.  Spectrum Tracer Services, LLC operates in Oklahoma, Texas, West Virginia, Montana and Canada.

On August 30, 2017, the Company entered into an agreement with NCS Multistage Holdings, Inc. (NCS), a publicly traded company, whereby NCS acquired 100% of the equity interests in the Company in exchange for $83 million, which was comprised of (i) $76 million in cash and (ii) 0.4 million shares of common stock of NCS, which shares were issued to certain unitholders of the Company who elected to receive a portion of the consideration payable to them in equity.   The cash consideration is subject to certain adjustments, including an earn-out that would permit up to an additional $12.5 million in consideration if certain financial performance measures related to the Company’s operations are achieved, working capital adjustments and reimbursement by NCS for specified capital expenditures.  This transaction closed on August 31, 2017.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, STS Logistics and Analytics, LLC, STS Holdings, Inc. and STS Tracer Services, Ltd., a Canadian subsidiary.  All material intercompany transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  Accounts receivable are uncollateralized customer obligations due under normal trade terms, requiring payment within 30 days from the invoice date.  The carrying amount of accounts receivable is reduced, if needed, by a valuation allowance that reflects management's best estimate of the amounts that may not be collected.  Management individually reviews all balances which exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to the valuation

allowance based on its assessment of the current status of the individual accounts.    Balances which are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance.  At December 31, 2016, the allowance for doubtful accounts was $11,102.

Inventories

Inventories are stated at the lower of cost (determined using the average cost of inventory) or market (net realizable value).

Revenue recognition

Revenue, net of discounts, is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collection is reasonably assured.  Revenue recognized is net of discounts of $45,051,451 at December 31, 2016.

Properties and equipment

Depreciation of properties and equipment, which includes amortization of assets under capital leases, is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

Description	Useful Lives

Trucks and other vehicles (A)	5 years
Furniture and fixtures	7 years
Tools, machinery and equipment	7 years
Computers and software	3 - 5 years

(A)	Including assets under capital leases

Foreign currency translation

STS Tracer Services, Ltd., a foreign subsidiary, uses Spectrum Tracer Services, LLC’s local currency, the U.S. Dollar, as its reporting currency.  Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise.  Subsequent changes in exchange rates result in transaction gains and losses which are reflected as other comprehensive income within Members' equity.

Unit-based compensation

The Company recognizes compensation expense on a straight-line basis for unit appreciation rights awarded with time-based service conditions (see Note 6).  The Company measures its liability awards based on the award's intrinsic value remeasured at each reporting date until date of settlement.

Income taxes

As a limited liability company, the Company's  U.S. federal taxable income or loss is allocated to its members in accordance with their respective percentage ownership.  Therefore, no provision or liability for U.S. federal income taxes has been included in the accompanying consolidated balance sheets.  The Company is subject to income taxes in certain states which do not recognize LLCs as disregarded entities.  Foreign income tax expense relates to the Company's operations in Canada.

Subsequent events

Management has evaluated subsequent events through November 13, 2017, the date the consolidated financial statements were available to be issued.

Note 2 – Inventories

Inventories consist of the following at December 31:

2016

Raw materials	$1,816,737
Finished goods	1,188,979

Inventories	$3,005,716

Note 3 – Properties and Equipment

Properties and equipment, including assets under capital leases, consist of the following at December 31:

2016

Trucks and other vehicles	$1,601,671
Tools, machinery and equipment	3,960,348
Leasehold improvements	36,482
Furniture and fixtures	21,780

5,620,281
Less accumulated depreciation	2,614,040

Properties and equipment, net	$3,006,241

Note 4 – Revolving Line of Credit and Notes Payable

In April 2016, the Company entered into a nonrevolving line of credit and term loan agreement with a bank for up to $4,000,000, due April 2020.  The Company received an advance of $2,000,000 under this agreement during 2016.  The note requires monthly payments of $45,836 at a fixed interest rate of 4.75%.  The note is collateralized by substantially all the assets of the Company as well as personal guarantees of certain members.  The balance as of December 31, 2016 is $1,691,242.

The Company has a $1,000,000 revolving line of credit with a bank, which matures in May 2017.  Borrowings bear interest at a variable interest rate, are collateralized by the Company's accounts receivable, and are guaranteed by the subsidiaries of Spectrum Tracer Services, LLC and the majority owners of the Company.  The line of credit agreement contains various affirmative and negative covenants, which, among other things, requires the Company maintain a minimum tangible net worth and limits the incurrence of debt.  The Company did not have any borrowings during 2016.

The Company financed the purchase of annual insurance policies totaling $243,243 at a fixed rate of 4.55% during the year ended December 31, 2016.  Principal and interest are payable in three quarterly installments in the amount of $56,560 beginning in August 2016.  The balance as of December 31, 2016 is $55,494.

In 2016, the Company adopted Accounting Standards Update (ASU) 2015-03, Interest – Imputation of Interest.  ASU 2015-03 is intended to simplify the presentation of debt issuance costs.  Debt issuance costs related to a recognized debt liability are presented on the balance sheet as a direct deduction from the debt liability to be amortized over the term of the associated loan.  The Company had approximately $10,000 in debt issuance costs related to its term loan in 2016.

Long-term notes payable maturities are as follows:

Year	Amount

2017	$534,592
2018	502,688
2019	527,438
2020	182,018

1,746,736
Less unamortized debt issuance costs	8,598

$1,738,138

Note 5 – Members' Equity

The Company has a total of 2,583.33 units outstanding to its members at December 31, 2016, and each Member receives units in proportion to the cash and estimated fair value of property or services contributed.

Contributions

In accordance with the Operating Agreement, additional cash contributions can be required at the discretion of the Manager.  With the exception of certain members who contributed property or loan guarantees, members would be required to contribute an amount equal to their pro rata share of units they own applied to the amount of the capital call.

Allocations and distributions

Allocations of operating profits to the members are determined on the basis of whether the allocation occurs during one of the following phases:  Before Payout, After Payout or Earn-out.

Cash available for distributions is determined by a majority vote of the Board of Directors and distributed to the members on the basis of whether such distribution occurs Before Payout, After Payout or during Earn-out.

The Company distributed $1,524,846 to its members in 2016.

Note 6 – Unit Appreciation Rights Plan

The Company has established a Unit Appreciation Rights Plan (the Plan).  Under the Plan, Unit Appreciation Rights (Rights) may be granted by the Board of Directors to key employees.  Each Right entitles a participant to the excess of fair value of one Company membership unit (Unit) on the exercise date over the fair value of the Unit on the grant date.  The determination of fair value is made at the sole discretion of the Board of Directors.

Rights may be exercised upon the sale of all or substantially all of the assets or Units of the Company (Triggering Event).  Participants vest in one-third of the Rights after five years of employment; one-third after ten years of employment; and one-third after 15 years of employment.  Rights vest immediately upon the occurrence of a Triggering Event during the participant's employment.  Due to the nature of rights-based transactions, the Rights are accounted for as liability awards and unit appreciation for each Right awarded are charged to expense over the vesting period.

In February 2013, the Board of Directors granted Rights as follows:

(a)	Rights for 55.355 units at such time as the Company attains After Payout;
(b)	Rights for 34.06825 units at such time as the Company attains Earn-out Phase I;
(c)	Rights for 39.74325 units at such time as the Company attains Earn-out Phase II.

The fair value of a Unit was determined by the Board of Directors to be $5,000 on the grant date.  The Company was in the Earn-out Phase II at December 31, 2015.  The accumulated intrinsic value of the Rights expensed at December 31, 2016, is reflected as deferred compensation of $644,940.

In March 2014, the Company granted 129.16 Rights to an employee.  The Rights were awarded ratably over a 12-month period beginning April 30, 2014.  The fair value of a Unit was determined by the Board of Directors to be $13,548 on the grant date.  The accumulated intrinsic value of the Rights expensed at December 31, 2016, is reflected as deferred compensation of $139,213.

As of December 31, 2016, there was $4,496,579 of unrecognized compensation expense related to the Plan.  The sale of the Company on August 30, 2017 (See Note 1) was a Triggering Event resulting in immediate vesting of all outstanding Rights and recognition of the remaining compensation expense subsequent to period end.

Note 7 – Leasing Arrangements

The Company leases office space, as well as certain vehicles and equipment.  Many of these leases include renewal options.

Future minimum lease payments under operating leases at December 31 are as follows:

Year	Amount

2017	$770,695
2018	614,488
2019	357,233
2020	266,033
2021	107,308

$2,115,757

The Company leases certain vehicles under capital leases with various expiration dates from April 2017 to November 2018.  Monthly payments are due in amounts ranging from $1,027 to $1,320, including interest at rates ranging from 6.25% to 6.95%.  At December 31, 2016, assets under capital leases amounted to $1,093,919,  net of accumulated depreciation of $418,443.

The following is a schedule of future minimum lease payments under capital leases together with the present value of the net minimum lease payments at December 31, 2016:

Year	Amount

2017	$222,611
2018	69,802

Total minimum lease payments	292,413
Less interest	16,187

Present value of minimum lease payments	$276,226

Note 8 – Legal Matters

The Company and certain members of the Company were defendants in a lawsuit filed by a member's former employer alleging misappropriation of trade secrets for the alleged theft of customer lists and certain software related to fracking services.  The legal proceedings concluded in April 2016.  The final judgment against the Company of $915,000 was accrued at December 31, 2015, and paid during the year ended December 31, 2016.

During 2015, the Company entered into a confidential settlement agreement relating to alleged violations of the Fair Labor Standards Act for $875,000.  This amount was accrued at December 31, 2015 and paid during the year ended December 31, 2016.

Note 9 – Concentration of Risk

The Company conducts business primarily with customers who rely on the oil and natural gas exploration and production industry and could therefore be materially affected by economic fluctuations in the supply, demand and price of oil and natural gas.

The Company maintains cash balances that typically exceed Federal Deposit Insurance Corporation limits.

Note 10 – Contingencies

The Company voluntarily disclosed to the Environmental Protection Agency (EPA) that it was not in compliance with the Toxic Substances Control Act.  The EPA is currently conducting an examination and the potential exists for fines.  The amount of the fines cannot be reasonably estimated yet; however, the Company does not believe it will be material.  The examination was concluded in the first half of 2017.

Note 11 – Restatement

The consolidated balance sheet as of December 31, 2016, and consolidated statements of income and comprehensive income, changes in members' equity and cash flows were restated to record the cost of inventory held at district site locations.

As of December 31, 2016, inventories, total current assets, total assets, members' equity and total liabilities and members' equity increased by $923,509 from amounts previously reported.  For the year ended December 31, 2016, cost of revenues and total costs and expenses decreased by $41,160, while, income from operations, income before taxes and net income increased by $41,160 from amounts previously reported.

For the year ended December 31, 2015, net income increased by $370,375 from amounts previously reported.